UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 24, 2015
DATE OF EARLIEST EVENT REPORTED: February 19, 2015

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733-2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K filed February 24, 2015 (relating to an earliest event which occurred on February 19, 2015), is filed solely to indicate that the filing also constitutes a written communication pursuant to Rule 425 under the Securities Act of 1933, as amended, and soliciting material pursuant to Rule 14a-12 of the Exchange Act of 1934, as amended, and to add additional disclosures required by Rule 425, Rule 14a-12 and other related rules. This Amendment No. 1 is filed pursuant to the provisions of Rule 165(e) under the Securities Act of 1933, as amended.  Except as discussed above, this Amendment No. 1 to the original Form 8-K does not reflect events that occurred after the date of the original filing and does not modify or update any of the other disclosures contained therein in any way.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

DJ Basin Asset Acquisition

On February 23, 2015 (the “Closing”), PEDEVCO Corp. (the “Company”, “we” and “us”) entered into and closed the transactions contemplated by a Purchase and Sale Agreement (the “Purchase Agreement”) with Golden Globe Energy (US), LLC (“GGE”), pursuant to which the Company, through its wholly-owned subsidiary Red Hawk Petroleum, LLC (“Red Hawk”), acquired from GGE all of its rights, title and interest in approximately 12,977 net acres in the DJ Basin located almost entirely within Weld County, Colorado, including acreage located in the prolific Wattenberg core area, and interests in 53 gross wells with an estimated current net daily production of approximately 500 barrels of oil equivalent per day as of February 7, 2015 (the “Acquired Assets”).  All of GGE’s leases and related rights, oil and gas and other wells, equipment, easements, contract rights, and production (effective as of the Effective Date (defined below) of the agreement) are included in the purchase, the majority of which assets were originally conveyed to GGE’s predecessor-in-interest, RJ Resources Corp., by the Company in March 2014 in connection with the Company’s financing and acquisition of assets from Continental Resources, Inc., as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2014.

As consideration for the acquisition of the Acquired Assets, the Company (i) issued to GGE 3,375,000 restricted shares of the Company’s $0.001 par value per share common stock (“Common Stock”) and 66,625 restricted shares of the Company’s newly-designated Amended and Restated Series A Convertible Preferred Stock (the “Series A Preferred” (described in greater detail below)), (ii) assumed approximately $8.35 million of junior subordinated debt from GGE (the “Junior Debt”) pursuant to an Assumption and Consent Agreement and an Amendment to Note and Security Agreement, and (iii) provided GGE with a one-year option to acquire the Company’s interest in its Kazakhstan opportunity for $100,000 pursuant to a Call Option Agreement (the “Kazakhstan Call Option Agreement”, described in greater detail below).

The effective date of the transaction was January 1, 2015 (the “Effective Date”), with the exception of all revenues and refunds attributable to GGE’s approximate 49.7% interest in each of the Loomis 2-1H, Loomis 2-3H and Loomis 2-6H wells, which revenues and refunds the Company owns from the date of first production, which are estimated through January 2015 to total approximately $700,000.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities by the parties thereto.  In addition the Company, by resolution of the Board of Directors, has formally increased the size of the Company’s Board of Directors from three (3) members to five (5) members, and provided GGE the right pursuant to the Purchase Agreement and the certificate of designation designating the Series A Preferred, upon notice to the Company, to appoint designees to fill the two (2) vacant seats, one of which must be an independent director as defined by applicable rules, provided that no designees have been appointed to date. The Board appointment rights continue until GGE no longer holds any of the Tranche One Shares (defined below). The Company has further agreed that, within ninety (90) days of the Closing, extendable by up to an additional forty-five (45) days in the event the Company is a party to a material corporate transaction that requires shareholder approval, the Company shall file all required documentation with the U.S. Securities and Exchange Commission (the “SEC”) necessary to seek shareholder approval (the “Shareholder Approval”) of the Certificate of Designation (defined below), the issuance of the Company’s Common Stock upon conversion of the Series A Preferred, and other related matters, and to include the Company’s Board of Directors’ recommendation to the shareholders that they approve these matters.

Pursuant to the Company’s Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series A Convertible Preferred Stock (the “Certificate of Designation”), the 66,625 shares of Series A Preferred issued to GGE (which represent all of the Series A Preferred designated pursuant to the terms of the Certificate of Designation) (i) have a liquidation preference senior to all of the Company’s common stock equal to $400 per share (the “Liquidation Preference”), (ii) accrue an annual dividend equal to 10% of their Liquidation Preference, payable annually from the date of issuance (the “Dividend”), (iii) vote together with the Common Stock on all matters, with each share having one (1) vote, and (iv) are not convertible into Common Stock of the Company until the Shareholder Approval is received.  Upon the Company’s receipt of Shareholder Approval, (x) the Series A Preferred automatically cease accruing Dividends and all accrued and unpaid Dividends are automatically forfeited and forgiven in their entirety, (y) the Liquidation Preference of the Series A Preferred is reduced to $0.001 per share from $400 per share, and (z) each share of Series A Preferred is convertible into Common Stock on a 1,000:1 basis, subject to a lock-up that prohibits GGE from selling the shares through the public markets for less than $1 per share (on an as-converted to Common Stock basis) for a period that is twelve (12) months following the Closing, provided that no conversion is allowed in the event the holder thereof would beneficially own more than 9.99% of the Company’s Common Stock or voting stock.

In the event the Company repays all amounts due and outstanding under the PEDEVCO Senior Loan (defined below) within nine (9) months of the Closing, the Company is entitled, at its option, to redeem (or assign the right to redeem or purchase) the Series A Preferred as follows: (i) for the first nine (9) months following the Closing, the Company may repurchase and redeem any or all of 15,000 shares of Series A Preferred (the “Tranche One Shares”) at a repurchase price of $500 per share; (ii) following the first nine (9) months after the Closing until twenty-four (24) months following the Closing, the Company may repurchase and redeem any or all of the outstanding Tranche One Shares or any or all of an additional 15,000 shares of Series A Preferred (the “Tranche Two Shares”) at a repurchase price of $650 per share; and (iii) following twenty-four (24) months after the Closing until thirty-six (36) months following the Closing, the Company may repurchase and redeem any or all remaining outstanding shares of Series A Preferred at a repurchase price of $800 per share (collectively, the “Company Redemption Rights”).  In addition, in the event the Company repays the PEDEVCO Senior Loan and redeems all the Tranche One Shares within nine (9) months of the Closing, (i) 25,000 shares of Series A Preferred (the “Tranche Four Shares”) are automatically redeemed and repurchased by the Company for $0 per share, and (ii) GGE may request (but not require) that the Company redeem and repurchase (x) the Tranche Two Shares (or such portion thereof that is then outstanding) at a redemption price of $650 per share for a period of thirty (30) days following the twenty-fourth (24th) month anniversary of the Closing, and (y) the Tranche Two Shares (or such portion thereof that is then outstanding) and 11,625 shares of Series A Preferred (the “Tranche Three Shares”) at a redemption price of $800 per share for a period of thirty (30) days following the thirty-sixth (36th) month anniversary of the Closing (the “Holder Redemption Requests”). In the event the Company does not redeem and repurchase (or if the Company has assigned such right, another party has redeemed or purchased) all such shares pursuant to the Holder Redemption Requests, the holders thereof have no recourse against the Company, provided that if the Company (or if applicable, the third party) does not repurchase and redeem all such requested shares, and the average closing price of the Company’s Common Stock over the thirty (30) day period immediately preceding the third anniversary of the Closing is below $0.80 per share, then the Company is required to issue the holders up to an additional 10,000 shares of Series A Preferred, pro-rated based on the actual number of shares redeemed and repurchased by the Company.

The Assumption and Consent Agreement provides that, as of the Effective Date, the Company assumes all of GGE’s rights, obligations and liabilities under that certain Note and Security Agreement, dated April 10, 2014 (the “GGE Note”), as amended by that certain Amendment to Note and Security Agreement, dated as of the Effective Date (the GGE Note, as amended, the “Amended GGE Note”).  The lender under the Amended GGE Note is RJ Credit LLC (“RJC”), and the Amended GGE Note has an aggregate principal balance of $8,353,496.  The Amended GGE Note is due and payable on December 31, 2017, and bears interest at the per annum rate of twelve percent (12%) (24% upon an event of default), which interest is payable monthly in cash by the Company.  The Amended GGE Note is subordinate and subject to the terms and conditions of those certain promissory notes issued by the Company in favor of BRe BCLIC Primary, BRe BCLIC Sub, BRe WINIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJC, as investors (the “PEDEVCO Senior Loan Investors”), and BAM Administrative Services LLC, as agent for the investors, and any related collateral documents (collectively, the “PEDEVCO Senior Loan”), as well as any future secured indebtedness of the Company from a lender with an aggregate principal amount of at least $20,000,000 (“Future PEDEVCO Loan”).  Should the Company repay the PEDEVCO Senior Loan and replace such indebtedness with a Future PEDEVCO Loan, then, upon the reasonable request of such senior lender, RJC agreed to further amend the Amended GGE Note to adjust the frequency of interest payments or to eliminate such payments and replace the same with the accrued interest to be paid at maturity.

The GGE Note contains customary representations, warranties, covenants and requirements for the Company to indemnify RJC and its affiliates, related parties and assigns.  The GGE Note also includes various covenants (positive and negative) binding the Company, including requiring that the Company provide RJC with quarterly (unaudited) and annual (audited) financial statements, restricting the Company’s creation of liens and encumbrances, or sell or otherwise disposing, the Collateral (as defined therein).  RJC is one of the lenders under the PEDEVCO Senior Loan, and is an affiliate of GGE.

The Kazakhstan Call Option Agreement provides that for a period of one (1) year following the Closing, GGE may acquire from the Company, for a purchase price of $100,000, either (i) that certain promissory note (the “A6 Promissory Note”), in the principal amount of $5 million, issued by Asia Sixth Energy Resources Limited (“Asia Sixth”) to Pacific Energy Development Corp. (“PEDCO”), a wholly-owned subsidiary of the Company, on August 1, 2014, or (ii) in the event the A6 Promissory Note is exchanged for capital stock in Caspian Energy Inc. (the “CEI Stock”) pursuant to that certain Share Purchase Agreement dated as of August 1, 2014, by and among PEDCO, Asia Sixth, and certain other parties thereto, GGE may acquire the CEI Stock from the Company.

The foregoing description of the Purchase Agreement, the Certificate of Designation, the GGE Note, the Amended GGE Note, the Assumption and Consent Agreement, and the Kazakhstan Call Option Agreement, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Certificate of Designation, the GGE Note, the Amended GGE Note, the Assumption and Consent Agreement, and the Kazakhstan Call Option Agreement, copies of which are attached as Exhibits 2.1, 3.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Heads of Agreement with Dome Energy, Inc.

On February 23, 2015, the Company, Dome Energy AB (“DOME AB”), and Dome Energy, Inc., a wholly-owned subsidiary of DOME AB (“DOME US”), entered into a Heads of Agreement (the “Heads of Agreement”) pursuant to which the parties agreed to certain terms and conditions for the acquisition by the Company of 100% of the capital stock of DOME US (the “DOME Acquisition”).  Under the non-binding Heads of Agreement, the Company agreed to acquire all of DOME AB’s oil and gas interests in the United States that are held by DOME US in exchange for approximately 140 million shares of the Company’s Common Stock (the “Consideration Shares”), representing approximately 64% of the Company’s total issued and outstanding shares of capital stock on an as-converted basis (assuming the Series A Preferred is converted into Common Stock, and excluding the 25,000 Tranche Four Series A Preferred shares issued to GGE as described above), subject to +/-4% adjustment based on further valuation due diligence by the parties.

The obligations of the parties under the Heads of Agreement are conditioned upon satisfaction or waiver by the parties of the following conditions: (i) approval by each party’s Board of Directors and shareholders in accordance with applicable law and their respective governing documents; (ii) approval of a mutually agreeable definitive acquisition agreement; (iii) approval from the NYSE MKT of the DOME Acquisition and the issuance and additional listing of the Consideration Shares; (iv) the registration with the SEC of the Consideration Shares; (v) the provision for the repayment or satisfaction of all amounts due and outstanding under the PEDEVCO Senior Loan on or immediately following the closing of the DOME Acquisition; (vi) agreement by RJC to subordinate the Amended GGE Note (as defined above) to DOME US’s senior credit facility; (vii) consummation by the Company of the acquisition of the Acquired Assets from GGE (as described above); (viii) receipt of all material necessary third party consents and approvals, including approval from each party’s senior lenders, as necessary and required; (ix) the Company’s continued listing on the NYSE MKT; and (x) completion by each party of confirmatory due diligence, to each such party’s satisfaction, including, but not limited to, with respect to the other party’s oil and gas production, leaseholds, and financial condition.

The parties intend to negotiate and enter into definitive documentation as soon as practicable, with an anticipated signing date to occur before March 31, 2015, and upon terms and conditions as mutually acceptable to the parties.  Unless otherwise agreed upon by the parties, if the DOME Acquisition has not closed by September 30, 2015, either party may terminate the proposed transaction.  An additional requirement of the DOME Acquisition, is that the number of the members of the Board of Directors of the Company be increased, at the closing of the transaction, by two (2) members, who shall be designated by DOME US, one of which shall be independent as defined under applicable NYSE MKT and SEC guidelines.  The Company can make no guarantees or assurances that the parties will be able to mutually agree on definitive documentation, or that the DOME Acquisition will be consummated on terms and conditions acceptable to the Company, if at all.

The foregoing description of the Heads of Agreement does not purport to be complete and is qualified in its entirety by reference to the Heads of Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Settlement Agreement with MIE Jurassic Energy Inc.

On February 19, 2015 (the “MIEJ Closing Date”), the Company and PEDCO entered into a Settlement Agreement (the “MIEJ Settlement Agreement”) with MIE Jurassic Energy Corporation (“MIEJ”).  MIEJ is PEDCO’s 80% partner in Condor Energy Technology, LLC (“Condor”), and is the lender to PEDCO under that certain Amended and Restated Secured Subordinated Promissory Note, dated March 25, 2013, in the principal amount of $6,170,065 (the “MIEJ-PEDCO Note”).  Pursuant to the MIEJ Settlement Agreement, (i) MIEJ and PEDCO agreed to restructure the MIEJ-PEDCO Note through the entry into a new Amended and Restated Secured Subordinated Promissory Note, dated February 19, 2015 and with an effective date of January 1, 2015 (the “New MIEJ Note”), (ii) PEDCO agreed to sell its (x) full 20% interest in Condor (the “Condor Interests”) to MIEJ pursuant to a Membership Interest Purchase Agreement entered into by and between PEDCO and MIEJ (the “Condor Purchase Agreement”), and (y) interests in approximately 945 net acres and interests in three (3) wells located in PEDCO’s legacy non-core Niobrara acreage located in Weld County, Colorado, that were directly held by PEDCO (the “PEDCO Direct Interests”) to Condor pursuant to an Assignment entered into by and between PEDCO and Condor, effective January 1, 2015 (the “PEDCO Direct Interests Assignment”), which Condor Interests and PEDCO Direct Interests together produce an estimated current net daily production of approximately 26 barrels of oil equivalent per day net to PEDCO as of February 7, 2015, and the parties agreed had a combined value of $4.2 million, (iii) Condor forgave approximately $1.8 million in previous working interest expenses related to the drilling and completion of certain wells operated by Condor that was due from PEDCO with respect to the PEDCO Direct Interests, and (iv) certain other related matters occurred, which, in summary, had the net effect of reducing approximately $9.4 million in aggregate liabilities due from PEDCO to MIEJ and Condor to $4.925 million, which is the new principal amount of the New MIEJ Note.  In addition, pursuant to the MIEJ Settlement Agreement, (a) in consideration for the PEDEVCO Senior Loan Investors releasing their security interest on the Condor Interests and PEDCO Direct Interests, MIEJ paid $500,000 to the PEDEVCO Senior Loan Investors as a principal reduction on the PEDEVCO Senior Loan, which directly benefits PEDEVCO, (b) PEDCO paid $100,000 as a principal reduction under the MIEJ-PEDCO Note, (c) each of MIEJ, Condor and the Company fully released each other, and their respective predecessors and successors in interest, parents, subsidiaries, affiliates and assigns, and their respective officers, directors, managers, members, agents, representatives, servants, employees and attorneys, from every claim, demand or cause of action arising on or before the MIEJ Closing Date, and (d) MIEJ confirmed that the MIEJ-PEDCO Note was paid in full and that PEDCO owes no amounts to MIEJ or Condor other than the principal amount due as reflected in the New MIEJ Note.

The New MIEJ Note is effective January 1, 2015, bears an interest rate of 10.0% per annum with no interest due until Maturity (defined below) or except as detailed below, is secured by all of the Company’s current and after-acquired assets, and is subordinated in every way to the PEDEVCO Senior Loan as well as to New Senior Lending (defined below); however, MIEJ has no control over the cash flow of the Company, nor is MIEJ’s consent required in connection with any disposition, sale, or use of any assets of the Company or any of its subsidiaries at any time in the future, provided that the requirements of the New MIEJ Note requiring the prepayment of interest, where applicable, as described below are followed.  After the MIEJ Closing Date, the Company may enter into a loan, or a series of new loans or any other new non-equity investment or assumption of indebtedness (a “New Senior Lending”) which will be senior to the New MIEJ Note, without the prior consent of MIEJ, provided that, in addition to the approximately $35 million principal balance of the PEDEVCO Senior Loan, the New Senior Lending is subject to a cap of an additional $60 million in the aggregate, such that the total lending, debt or similar investment under such cap shall not exceed $95 million in the aggregate (the “Senior Debt Cap”), with any portion of New Senior Lending in excess of the Senior Debt Cap advanced first to MIEJ until the New MIEJ Note is paid in full. The New MIEJ Note shall automatically, and without further consent from MIEJ, be subordinated in every way to any such New Senior Lending.  Should the Company enter into any new financing transaction that results in raising New Senior Lending of at least $20 million in excess of the balance of the PEDEVCO Senior Loan, then MIEJ has a right to be paid all interest and fees that have accrued on the New MIEJ Note each and every time that a new financing transaction reaches or exceeds the $20 million threshold.  The New MIEJ Note is due and payable on March 8, 2017, subject to automatic extensions upon the occurrence of a Long-Term Financing or PEDEVCO Senior Lending Restructuring (each as defined below) (the “Maturity”).  After the MIEJ Closing Date, on a one-time basis, the PEDEVCO Senior Loan may be refinanced by a new loan (“Long-Term Financing”) by one or more third party replacement lenders (“Replacement Lenders”), and in such event the Company shall undertake commercially reasonable best efforts to cause the Replacement Lenders to simultaneously refinance both the PEDEVCO Senior Loan and the New MIEJ Note as part of such Long-Term Financing.  Despite such efforts, should the Replacement Lenders be unable or unwilling to include the New MIEJ Note in such financing, then the Long-Term Financing may proceed without including the New MIEJ Note, and the New MIEJ Note shall remain in place and shall be automatically subordinated, without further consent of MIEJ, to such Long-Term Financing. Furthermore, upon the occurrence of a Long-Term Financing, the Maturity of the New MIEJ Note is automatically extended, without further consent of MIEJ, to the same maturity date of the Long-Term Financing (the “Extended Maturity Date”), provided that the Extended Maturity Date may not exceed March 8, 2020. Additionally, upon the closing of such Long-Term Financing: (a) the Long-Term Financing is required to be subject to the Senior Debt Cap, (b) the Company is required to make commercially reasonable best efforts for the Long-Term Financing to include adequate reserves or other payment provisions whereby MIEJ is paid all interest and fees accrued on the New MIEJ Note commencing as of March 8, 2017 (and annually thereafter, until such time as the New MIEJ Note is paid in full), but in any event the Replacement Lenders are required to agree to allow for quarterly interest payments (starting March 31, 2017) of not less than 5% per annum on the outstanding balance of the New MIEJ Note, plus a one-time payment of accrued interest (not to exceed $500,000) as of March 31, 2017 (the “Subordinated Interest Payments”), and the remaining 5% interest shall continue to accrue, and (c) MIEJ has the Right of Conversion (defined below) commencing as of March 8, 2017, the original maturity date of the New MIEJ Note. If the PEDEVCO Senior Loan and/or New Senior Lending is not refinanced by Replacement Lenders, but is instead refinanced, restructured or extended by the existing PEDEVCO Senior Loan Investors (a “PEDEVCO Senior Lending Restructuring”), the maturity of both the New MIEJ Note and the PEDEVCO Senior Loan may be extended to no later than March 8, 2019, without requiring the consent of MIEJ, provided that (i) any such extension of the maturity date of the New MIEJ Note past March 8, 2017 shall give MIEJ the Right of Conversion (described below) commencing on March 8, 2017, and (ii) such extension agreement shall include payment provisions whereby MIEJ shall be paid all interest and fees accrued on the New MIEJ Note as of March 8, 2018.  The New MIEJ Note may be prepaid any time without penalty, and should the Company repay the New MIEJ Note on or before December 31, 2015, 20% of the principal of the New MIEJ Note amount is required to be forgiven by MIEJ, and should the Company repay the New MIEJ Note on or before December 31, 2016, 15% of the principal of the New MIEJ Note amount is required to be forgiven by MIEJ.

The New MIEJ Note has a conversion feature that provides, in the event that the final maturity of the New MIEJ Note is extended beyond March 8, 2017 for whatever reason, MIEJ has the right, at its discretion, to have the outstanding balance of the New MIEJ Note plus any accrued and unpaid interest thereon converted in whole or in part into Common Stock of the Company at a price (the “Conversion Price”) equal to 80% of the average closing price per share of Common Stock over the then previous 60 days from the date MIEJ exercises its conversion right (subject to adjustment for stock splits, recapitalizations and the like)(such event, a “Right of Conversion”); provided, however, that in no event shall the Conversion Price be less than $0.30 per share of Common Stock (the “Floor Price”).  Additionally, the New MIEJ Note contains a provision preventing the conversion of the MIEJ Note to the extent that such conversion would result in more than 19.9% of the Company’s outstanding Common Stock or voting stock being issued in aggregate upon the conversion of such note, or otherwise require shareholder approval under the NYSE MKT rules. Notwithstanding that, the Company agreed to include a proposal in its proxy statement for its 2016 annual meeting of its shareholders (the “2016 Annual Meeting”) for the approval of the issuance of the maximum number of shares of Common Stock issuable in connection with conversion of the New MIEJ Note, assuming conversion at the Floor Price (the “Maximum Conversion Shares”).  In the event that a vote in favor of the issuance by the Company of the Maximum Conversion Shares fails at the 2016 Annual Meeting, the Company shall thereafter take all commercially reasonable action to procure such approval no later than the 2017 annual meeting of its shareholders.  The Company shall also take all reasonable actions as may be necessary to procure any associated approvals from the NYSE MKT for the issuance of the shares.

Pursuant to the Condor Purchase Agreement and PEDCO Direct Interests Assignment, the Condor Interests and the PEDCO Direct Interests were conveyed to MIEJ and Condor, respectively, effective as of January 1, 2015, and contain customary adjustments for allocation of income, revenue, cost and expense attributable to the properties as of the MIEJ Closing Date.  In addition, under the Condor Purchase Agreement, effective January 1, 2015, PEDCO ceased to be a member of Condor, Mr. Frank C. Ingriselli was removed as a manager and officer of Condor, and all other employees of PEDCO who were officers of Condor were removed as officers and employees of Condor.  PEDCO further agreed to provide assistance in the orderly transfer of the operational management, finance and accounting matters involving Condor to MIEJ, and upon the request of MIEJ, PEDCO agreed for a period of up to six (6) months (terminable upon fifteen (15) days’ prior written notice from MIEJ to PEDCO), PEDCO shall continue to assist with Condor’s accounting and audits and perform joint interest billing accounting on behalf of Condor for a monthly fee of $55,000 for January 2015, $0 for February 2015, $10,000 for March 2015 and $30,000 per month thereafter, pro-rated for partial months.

The foregoing description of the Settlement Agreement, the New MIEJ Note, the Condor Purchase Agreement, and the PEDCO Direct Interests Assignment, do not purport to be complete and are qualified in their entirety by reference to the Settlement Agreement, the New MIEJ Note, the Condor Purchase Agreement, and the PEDCO Direct Interests Assignment, copies of which are incorporated by reference as Exhibits 10.6, 10.7, 10.8 and 10.9, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See the discussion under Item 1.01 above with respect to the sale of the Condor Interests and the PEDCO Direct Interests to MIEJ and Condor, respectively, and related agreements, which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See the discussion under Item 1.01 above with respect to the GGE Amended Note and Amended MIEJ Note, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The offer and sale of the Series A Preferred shares, the GGE Amended Note, the New MIEJ Note, the PEDCO Direct Interests, and the Condor Interests described above in Item 1.01, were exempt from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing offers and sales did not involve a public offering, the recipients took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients (a) were “accredited investors,” (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; and/or (c) were non-U.S. persons (collectively, the “Exemptions”).

A total of 66,625,000 shares of Common Stock are issuable upon conversion of the Series A Preferred, assuming the complete conversion thereof (whether or not the Additional Issuance defined below occurs).  Additionally, in the event that we repay all of the amounts outstanding under the PEDEVCO Senior Loan (defined above in Item 1.01) and repurchase all 15,000 Tranche One Shares, and GGE requests that we repurchase any or all of the Tranche Four Shares and/or Tranche Three Shares, certain conditions are met (as described in greater detail in Item 1.01 above) and we fail to make such repurchases, we may be required to issue to GGE an additional 10,000 shares of Series A Preferred, pro-rated based on the actual number of shares redeemed and repurchased by the Company (the “Additional Issuance”), which will be exempt from registration due to the Exemptions defined below.  The Company anticipates that any shares of Common Stock issuable upon conversion of the Series A Preferred shares will be exempt from registration pursuant to Section 3(a)(9) of the Securities Act, as the securities will be exchanged by the Company with its existing security holder(s) exclusively in transactions where no commission or other remuneration will be paid or given directly or indirectly for soliciting such exchange.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

See the discussion under Item 1.01 above with respect to the Series A Preferred and the Certificate of Designation, which is incorporated herein by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

See the discussion under Item 1.01 above with respect to the Series A Preferred and the Certificate of Designation, which is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE.

As described in the press release furnished herewith as Exhibit 99.1, as described in Item 8.01 below, the Company plans to hold a conference call at 1:30 p.m. pacific time on February 24, 2015.  The Company will discuss the PowerPoint presentation furnished hereto as Exhibit 99.2 on such conference call.  Information on how to access the conference call is included in the press release.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.2, attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 8.01 OTHER EVENTS.

On February 24, 2015, the Company issued a press release announcing the closing of the acquisition of the Acquired Interests from GGE, the entry into the Heads of Agreement with DOME AG and DOME US, and the entry into the Settlement Agreement with MIEJ (each as defined in Item 1.01, above), and related matters, as described above in Items 1.01, 2.01, 2.03, 3.02, 3.03, and 5.03 of this Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 8.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

2.1 (1)	Purchase and Sale Agreement, dated February 23, 2015, by and between Golden Globe Energy (US), LLC and Red Hawk Petroleum, LLC
3.1 (1)	Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock
10.1 (1)	Note and Security Agreement, dated April 10, 2014, by and between Golden Globe Energy (US), LLC (formerly RJ Resources Corp.), and RJ Credit LLC
10.2 (1)	Amendment to Note and Security Agreement, dated February 23, 2015, by and between PEDEVCO Corp. and RJ Credit LLC
10.3 (1)	Assumption and Consent Agreement, dated February 23, 2015, by and among RJ Credit LLC, Golden Globe Energy (US), LLC (formerly RJ Resources Corp.), and PEDEVCO Corp.
10.4 (1)	Call Option Agreement, dated February 23, 2015, by and between PEDEVCO Corp., Pacific Energy Development Corp. and Golden Globe Energy (US), LLC
10.5 (1)	Heads of Agreement, dated February 23, 2015, by and among PEDEVCO Corp., Dome Energy AB, and Dome Energy, Inc.
10.6 (1)	Settlement Agreement, dated February 19, 2015, by and among MIE Jurassic Energy Corporation, PEDEVCO Corp., and Pacific Energy Development Corp.
10.7 (1)	Amended and Restated Secured Subordinated Promissory Note, dated February 19, 2015, and effective January 1, 2015, issued by PEDEVCO Corp. to MIE Jurassic Energy Corporation
10.8 (1)	Membership Interest Purchase Agreement, dated February 19, 2015, by and between Pacific Energy Development Corp. and MIE Jurassic Energy Corporation
10.9 (1)	Assignment, Conveyance and Bill of Sale, dated February 19, 2015, by and between Pacific Energy Development Corp. and Condor Energy Technology LLC
99.1**	Press Release, dated February 24, 2015
99.2**	PowerPoint Presentation

** Furnished herewith
(1) Filed as exhibits to the Company's Current Report on Form 8-K filed with the SEC on February 24, 2015 (File No. 001-35922), and incorporated herein by reference.

Important Information

In connection with the proposed business combination between PEDEVCO Corp. (“PEDEVCO”) and Dome Energy, Inc., a wholly-owned subsidiary of DOME Energy AB (“Dome”), PEDEVCO currently intends to file a registration statement containing a proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other document PEDEVCO may file with the SEC in connection with the proposed transaction. Prospective investors are urged to read the registration statement and the proxy statement/prospectus, when filed as it will contain important information. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of PEDEVCO and Dome (as applicable). Prospective investors may obtain free copies of the registration statement and the proxy statement/prospectus, when filed, as well as other filings containing information about PEDEVCO, without charge, at the SEC’s website (www.sec.gov). Copies of PEDEVCO’s SEC filings may also be obtained from PEDEVCO without charge at PEDEVCO’s website (www.pacificenergydevelopment.com) or by directing a request to PEDEVCO at (855) 733-3826. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Participants in Solicitation

PEDEVCO and its directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding PEDEVCO’s directors and executive officers is available in PEDEVCO’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015 and PEDEVCO Corp.’s definitive proxy statement on Schedule 14A, filed with the SEC on May 16, 2014. Additional information regarding the interests of such potential participants will be included in the registration statement and proxy statement/prospectus to be filed with the SEC by PEDEVCO and Dome in connection with the proposed combination transaction and in other relevant documents filed by PEDEVCO with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between PEDEVCO and Dome are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about PEDEVCO and Dome, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in PEDEVCO’s most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•   failure to mutually agree on definitive terms regarding the combination and/or failure to enter into a definitive combination agreement in connection with the proposed transaction;

•   termination of the proposed combination by either party upon the results of unfavorable due diligence;

•   failure to obtain the approval of the shareholders of PEDEVCO or Dome in connection with the proposed transaction;

•   the failure to consummate or delay in consummating the proposed transaction for other reasons;

•   the timing to consummate the proposed transaction;

•   the risk that a condition to closing of the proposed transaction may not be satisfied;

•   the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•   PEDEVCO’s ability to achieve the synergies and value creation contemplated by the proposed transaction;

•   the ability of PEDEVCO to effectively integrate Dome’s operations; and

•   the diversion of management time on transaction-related issues.

PEDEVCO’s forward-looking statements are based on assumptions that PEDEVCO believes to be reasonable but that may not prove to be accurate. PEDEVCO cannot guarantee future results, level of activity, performance or achievements. Moreover, PEDEVCO does not assume responsibility for the accuracy and completeness of any of these forward-looking statements. PEDEVCO assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
President Chief Financial Officer

Date:  May 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1 (1)	Purchase and Sale Agreement, dated February 23, 2015, by and between Golden Globe Energy (US), LLC and Red Hawk Petroleum, LLC
3.1 (1)	Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series A Convertible Preferred Stock
10.1 (1)	Note and Security Agreement, dated April 10, 2014, by and between Golden Globe Energy (US), LLC (formerly RJ Resources Corp.), and RJ Credit LLC
10.2 (1)	Amendment to Note and Security Agreement, dated February 23, 2015, by and between PEDEVCO Corp. and RJ Credit LLC
10.3 (1)	Assumption and Consent Agreement, dated February 23, 2015, by and among RJ Credit LLC, Golden Globe Energy (US), LLC (formerly RJ Resources Corp.), and PEDEVCO Corp.
10.4 (1)	Call Option Agreement, dated February 23, 2015, by and between PEDEVCO Corp., Pacific Energy Development Corp. and Golden Globe Energy (US), LLC
10.5 (1)	Heads of Agreement, dated February 23, 2015, by and among PEDEVCO Corp., Dome Energy AB, and Dome Energy, Inc.
10.6 (1)	Settlement Agreement, dated February 19, 2015, by and among MIE Jurassic Energy Corporation, PEDEVCO Corp., and Pacific Energy Development Corp.
10.7 (1)	Amended and Restated Secured Subordinated Promissory Note, dated February 19, 2015, and effective January 1, 2015, issued by PEDEVCO Corp. to MIE Jurassic Energy Corporation
10.8 (1)	Membership Interest Purchase Agreement, dated February 19, 2015, by and between Pacific Energy Development Corp. and MIE Jurassic Energy Corporation
10.9 (1)	Assignment, Conveyance and Bill of Sale, dated February 19, 2015, by and between Pacific Energy Development Corp. and Condor Energy Technology LLC
99.1**	Press Release, dated February 24, 2015
99.2**	PowerPoint Presentation

** Furnished herewith
(1) Filed as exhibits to the Company's Current Report on Form 8-K filed with the SEC on February 24, 2015 (File No. 001-35922), and incorporated herein by reference.